EXHIBIT 10.39

                          Cornell Capital Partners, LP
                          101 Hudson Street, Suite 3700
                              Jersey City, NJ 07302


                                September 8, 2006


Power2Ship, Inc.
903 Clint Moore Road
Boca Raton, Florida 33487
Attention: David Brooks

Re: Power2Ship, Inc. (the "Company") 14.25% Secured Convertible Debenture due December 2006 (the "December Debenture") held by Cornell Capital Partners, LP ("Cornell"); 5% Secured Convertible Debenture due June 2006 (the "June Debenture") held by Montgomery Equity Partners, Ltd. ("Montgomery"); and 5% Secured Convertible Debenture due September 2006 (the "September Debenture" and together with the December Debenture and June Debenture, the "Debentures") held by Montgomery.

Dear Mr. Brooks:

         This will confirm our understanding regarding the amendment of the Debentures.

1. The Company shall make a payment of $100,000 to Cornell, via wire transfer, on the date of this letter, to be allocated by Cornell and Montgomery to the balance due on the June Debenture, September Debenture, and December Debenture at the sold discretion of Cornell and Montgomery. This payment shall be applied to interest and/or principal in accordance with the terms of the Debenture to which the payment is applied.

2. In the event that the Company makes the full payment set forth in paragraph 1, Cornell and Montgomery agree not to exercise their rights of conversion under the Debentures until November 1, 2006.

3. The Company shall make a payment of $100,000 to Cornell, via wire transfer, on November 1, 2006, to be allocated by Cornell and Montgomery to the balance due on the June Debenture, September Debenture, and December Debenture at the sole discretion of Cornell and Montgomery. This payment shall be applied to interest and/or principal in accordance with the terms of the Debenture to which the payment is applied.

4. In the event that the Company makes the full payment set forth in paragraph 3, Cornell and Montgomery agree not to exercise their rights of conversion under the Debentures until January 1, 2007.

5. The terms of conversion provided to Cornell pursuant to the December Debenture shall be amended as of the date of this agreement, to be identical with those set forth in Section
                  1.02 of the June Debenture. Accordingly, principal amounts due

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Power2Ship, Inc.
September 8, 2006
Page 2 of 2

                  under the December Debenture shall be convertible into Company common stock of (a) one hundred twenty percent (120%) of the closing bid price on June 28, 2004, or (b) 100% of the average of the three lowest closing bid prices, as quoted by Bloomberg for the thirty (30) trading days immediately preceding the Conversion Date (as defined in the June Debenture), as more fully specified and described in the June Debenture.

6. If the payments set forth in paragraphs 1 and 3 are not made on the specified dates, Cornell and Montgomery shall have the right to make conversions pursuant to the terms of the Debentures, as modified by paragraph 5.

7. As modified herein, the Debentures shall remain in full force and effect, and all sums owed thereunder shall remain due and payable.

         If the foregoing accurately reflects our understanding regarding this matter, please indicate your agreement and acceptance by signing in the space provided below and returning an executed copy of this letter to us.

Sincerely,
                                                AGREED AND ACCEPTED:
CORNELL CAPITAL PARTNERS, LP
By:  Yorkville Advisors, LLC                    POWER2SHIP, INC.
Its  General Partner


                                                By: /s/ David Brooks
                                                   -----------------
By:/s/ Mark A. Angelo                              David Brooks
   ---------------------------------               Authorized Person
   Mark A. Angelo
   Portfolio Manager

MONTGOMERY EQUITY PARTNERS, LTD.
By:  Yorkville Advisors, LLC
Its: General Partner



By:/s/ Mark A. Angelo
   ---------------------------------
   Mark A. Angelo
   Portfolio Manager